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                                                                     EXHIBIT 23




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-82219, 333-05005, 333-01337, 33-64105,
33-53661, 33-53409, 33-52379, and 33-50985) and Forms S-8 (File Nos. 333-82207,
333-64479, 333-33881, 333-18169, 33-62309, 33-62303, 33-55511, 33-55509,
33-55272, 33-55270, 33-52253, 33-51114, 33-51082, 33-51052, 33-50151, 33-50147,
33-49783 and 33-36571) of our report dated February 11, 2000 with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of Columbia/HCA Healthcare Corporation for the year ended December 31, 1999.




                                           /s/ ERNST & YOUNG LLP


Nashville, Tennessee
March 24, 2000